SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by ResMed Inc. on August 31, 2007. On December 10, 2007, our board of directors approved implementation of the succession plan previously described in the Current Report on Form 8-K we filed on August 31, 2007. That implementation will include certain compensation arrangements described below. As previously disclosed, under the succession plan, effective January 1, 2008, Dr. Peter C. Farrell will resign as Chief Executive Officer and will be appointed to the office of Executive Chairman of the Board. Also, effective January 1, 2008, Kieran T. Gallahue will be promoted to the office of Chief Executive Officer, while continuing as President.

(c) Appointment of Certain Officers.

In connection with Kieran T. Gallahue’s promotion to the office of Chief Executive Officer, effective January 1, 2008, Mr. Gallahue’s annual base salary will be increased to $675,000 per year. In addition, Mr. Gallahue’s target bonus opportunity under our bonus plan will be increased to 100% of his base salary. Mr. Gallahue will be eligible for benefits at the level of Chief Executive Officer under the executive agreements described in the 8-K we filed July 13, 2007.

(e) Compensatory Arrangements of Certain Officers.

In connection with Dr. Peter C. Farrell’s resignation as Chief Executive Officer and appointment to the office of Executive Chairman of the Board, effective January 1, 2008, Dr. Farrell’s annual salary will be decreased to $450,000. Dr. Farrell will continue to be eligible for a target bonus of 100% of his salary under our bonus plan, and will continue to be eligible for the same benefits as before under the executive agreements described in the 8-K we filed on July 13, 2007.

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SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: December 14, 2007	RESMED INC. (registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and Senior Vice President - Organizational Development

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